UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2016

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Purchase Agreement

On January 25, 2016, Novavax, Inc. (the “Company” or “Novavax”) entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named on Schedule I thereto (the “Initial Purchasers”), for whom Citibank Global Markets Inc. and J.P. Morgan Securities LLC acted as representatives (the “Representatives”) relating to the sale of $300 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2023 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $30 million aggregate principal amount of the Notes solely to cover over-allotments.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued by the Company on January 29, 2016, pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The Notes will bear cash interest at the annual rate of 3.75%, payable on February 1 and August 1 of each year, beginning on August 1, 2016, and will mature on February 1, 2023 unless earlier converted or repurchased. The Company will settle conversions of the Notes through delivery of shares of common stock of the Company. The initial conversion rate for the Notes is 146.8213 shares of common stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $6.81 per share, representing a conversion premium of approximately 22.5% above the closing price of the Company’s common stock of $5.56 per share on January 25, 2016.

Holders may surrender their notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date.

The conversion rate is subject to customary anti-dilution adjustments. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to the stated maturity date, and no sinking fund is provided for the Notes.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 375th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and form of Note included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on January 25, 2016, Novavax entered into capped call transactions with JPMorgan Chase Bank, National Association, London Branch and Morgan Stanley & Co. LLC (each, a “Counterparty,” and together the “Counterparties,” and such transactions, the “Capped Call Transactions”). If the Initial Purchasers exercise their over-allotment option, Novavax plans to enter into additional capped call transactions with the Counterparties. The Capped Call Transactions have an initial strike price of approximately $6.81 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments generally similar to those applicable to the Notes, and have a cap price of approximately $9.73 per share, which is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments, 44,046,390 shares of Novavax’ common stock, which is the same number of shares of Novavax’ common stock initially underlying the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to Novavax’ common stock upon conversion of the Notes in the event that the market price per share of Novavax’ common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of Novavax’ common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution upon conversion of the Notes to the extent that such market price exceeds the cap price of the Capped Call Transactions.

Novavax has been advised that, in connection with the Capped Call Transactions, the Counterparties or their respective affiliates may have entered into various derivative transactions with respect to Novavax’ common stock and/or purchased Novavax’ common stock, in each case, concurrently with, or shortly after, the pricing of the Notes. This activity may impact the market price of Novavax’ common stock or the Notes.

In addition, Novavax has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Novavax’ common stock and/or by purchasing or selling Novavax’ common stock or other securities of Novavax in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could also impact the market price of Novavax’ common stock or the Notes, which could affect the value of the shares of Novavax’ common stock that a holder of Notes receives upon conversion of the Notes.

Novavax intends to exercise options it holds under the Capped Call Transactions whenever Notes are converted on or after November 23, 2022, and expects that upon any conversions of Notes prior to November 23, 2022, or any repurchase of Notes by Novavax, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, Novavax expects to receive from the Counterparties either a number of shares of Novavax’ common stock with an aggregate market value equal to, or an amount of cash equal to, the value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. Novavax has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of Novavax’ common stock or other securities or instruments of Novavax, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock. These unwind activities could have the effect of increasing or decreasing the trading price of Novavax’ common stock and the Notes and could have the effect of increasing or decreasing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between Novavax and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on January 29, 2016, the Company issued $300 million aggregate principal amount of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company will settle conversions of the Notes through delivery of shares of common stock of the Company. Neither the Notes nor the underlying shares of common stock have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the Company’s capped call transactions, including the impact such transactions may have, and any additional capped call transactions into which the Company may enter into. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, the risk that the Company’s capped call transactions will not reduce the potential dilution to the Company’s common stock. Applicable risks also include those listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the year ended December 31, 2014, in addition to the risk factors that are listed from time to time in Novavax’ Quarterly Reports on Form 10-Q and any subsequent filings with the Securities and Exchange Commission. Novavax undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K. Except as otherwise noted, these forward-looking statements speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated as of January 25, 2016.

4.1

Indenture (including form of Notes) with respect to Novavax’ 3.75% Convertible Senior Notes due 2023, dated as of January 29, 2016, between Novavax and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of January 25, 2016, between Novavax and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of January 25, 2016, between Novavax and Morgan Stanley & Co. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
Name:	John A. Herrmann III, J.D.
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of January 25, 2016.

4.1

Indenture (including form of Notes) with respect to Novavax’ 3.75% Convertible Senior Notes due 2023, dated as of January 29, 2016, between Novavax and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of January 25, 2016, between Novavax and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of January 25, 2016, between Novavax and Morgan Stanley & Co. LLC.